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                                                                     EXHIBIT 5.1



                                 September 28, 2001



Vishay Intertechnology, Inc.
63 Lincoln Highway
Malvern, PA 19355-2120



           Re:  Registration Statement on Form S-4
               (Registration No. 333-69004)



Ladies and Gentlemen:



    We have acted as corporate counsel to Vishay Intertechnology, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance by the Company of up to 31,799,499 shares of common stock of the Company, par value $0.10 per share (the "Shares"), as described in the Registration Statement, in connection with the Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 31, 2001, entered into by and among the Company, Vishay Acquisition Corp. ("Merger Sub"), a Delaware Corporation and wholly owned subsidiary of the Company, and General Semiconductor, Inc. ("General Semiconductor"), a Delaware corporation, pursuant to which Merger Sub will be merged with and into General Semiconductor, and General Semiconductor will become a wholly owned subsidiary of the Company.



    We have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby, and we have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Company. Based on the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms and conditions of the Merger Agreement, will be legally issued, fully paid and non-assessable.



    We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.



                                          Very truly yours,
                                          /s/ Kramer Levin Naftalis & Frankel
                                          LLP
                                          Kramer Levin Naftalis & Frankel LLP